UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2008

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 18, 2008, the Compensation Committee of the Board of Directors approved the following items of compensation with regard to the Company’s Chief Executive Officer and Chief Financial Officer: (i) a cash bonus for fiscal 2008 performance; (ii) an award of restricted stock under the Company’s 2004 Omnibus Stock Incentive Plan (the “Plan”), and (iii) stock options under the Company’s 2000 Stock Option Plan as follows:

Name & Title	2008 Bonus	Restricted Stock Award (# of Shares)	Stock Option (# of Shares)
Greg Forrest, CEO	$53,925	9,986	30,000
Robert Wagner, CFO	$49,050	9,083	25,000

The restricted stock vests in three equal installments on January 15, 2010, 2011, and 2012.  The options have an exercise price of $1.77 per share; vest in three and a half (3 ½) years from the date of grant; and have a term of seven (7) years from the date of grant.

Also on December 18, 2008, the Compensation Committee approved amendments to the Company’s 2004 Omnibus Stock Incentive Plan (the “Plan”) which make several technical changes to bring the Plan into form compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.  A copy of the amended plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: December 22, 2008	By	Robert B. Wagner
Robert B. Wagner, Chief Financial Officer